UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

Effective December 28, 2017, Banc of California, Inc. (the “Company”) terminated the Banc of California Capital and Liquidity Enhancement Employee Compensation Trust (the “SECT”). The SECT was established on August 3, 2016 as an intra-company mechanism to fund employee compensation and benefit obligations of the Company using shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). As further described below, all of the shares of Common Stock that were originally sold to the SECT have been repurchased by the Company, and the Company expects there to be no impact on earnings from the termination of the SECT.

As previously reported by the Company in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, on November 3, 2017, the Company’s Board of Directors authorized the Company’s management to begin taking steps to terminate the SECT. The SECT was established pursuant to the Trust Agreement, dated as of August 3, 2016 (the “Trust Agreement”), between the Company and Newport Trust Company, as trustee (as successor trustee to Evercore Trust Company, N.A.) (the “SECT Trustee”), to fund employee compensation and benefit obligations of the Company using shares of the Company’s Common Stock. On August 3, 2016, the Company sold 2,500,000 shares of Common Stock to the SECT at a purchase price of $21.45 per share (the closing price per share of the Common Stock on the New York Stock Exchange on August 2, 2016), or $53.6 million in the aggregate, in exchange for a cash amount equal to the aggregate par value of the shares and a promissory note (the “Loan”) for the balance of the purchase price. The SECT was to terminate on January 1, 2032 unless terminated earlier in accordance with the Trust Agreement, including by the Company’s Board of Directors.

On December 28, 2017, in order to effectuate the early termination of the SECT authorized by the Company’s Board of Directors, the Company purchased from the SECT all 2,500,000 shares of Common Stock held by the SECT at a purchase price of $21.00 per share (the closing price per share of the Common Stock on the New York Stock Exchange on December 27, 2017), or $52.5 million in the aggregate (the “Termination Sale”). Following the Termination Sale, such shares of Common Stock were cancelled. Of the proceeds from the Termination Sale, $2.7 million will be utilized from the SECT for the purpose of funding obligations under certain of the Company’s benefit plans to which 126,516.9 shares of Common Stock had been allocated prior to the Termination Sale, and $49.8 million was remitted by the SECT Trustee to the Company, which was deemed to be in satisfaction and termination of all remaining obligations of the SECT under the Loan, which had an outstanding principal balance of $50.9 million plus accrued interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

January 2, 2018	/s/ John C. Grosvenor
John C. Grosvenor
General Counsel and Corporate Secretary

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